EXHIBIT 32

Certification of Principal Executive Officer and Principal Financial Officer

Certification of Periodic Financial Report

Richard S. Cupp and Hwa Kyung Kim hereby certify as follows:

1. They are the Principal Executive Officer and Principal Financial Officer, respectively, of Center Financial Corporation.

2. The Form 10-Q of Center Financial Corporation for the Quarter Ended September 30, 2011 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o (d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Center Financial Corporation.

Dated: November 8, 2011	/s/ Richard S. Cupp
Richard S. Cupp President & Chief Executive Officer (Principal Executive Officer)

Dated: November 8, 2011	/s/ Hwa Kyung Kim
Hwa Kyung Kim Controller (Principal Financial Officer)